Exhibit 20.1
                                                       ------------

Chase Manhattan Grantor Trust 1995-A


From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 26 Beginning Date                     10/01/1997
Due Period 26 End Date                           10/31/1997
Determination Date                               11/10/1997
Remittance Date                                  11/17/1997


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 19.2196465040

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 1.4725172381

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 368,212.67
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.2454195408

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,881,508.67
      B. From Current Period                                     $ 3,739,298.42
      C. Change in Amount Between Periods (Lines B - A)           $ -142,210.25

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 413,019,203.83
      B. Initial Certificate Balance                         $ 1,500,339,658.38
      C. Pool Factor (Lines A / B)                               0.275283800920

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 22,092,760.09
      B. Available Cash Collateral Amount Percentage            5.000000001132%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 22,092,760.09
      B. For the Next Collection Period                         $ 20,650,960.19